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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


InfoCure Corporation
Atlanta, Georgia


We hereby consent to the incorporation by reference in the registration statements (Nos. 333-88589, 333-87795 and 333-73097) on Form S-3 and (Nos.
333-74773 and 333-48829) on Form S-8 of our report dated February 21, 2000, relating to the consolidated financial statements of InfoCure Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999.


BDO SEIDMAN, LLP


Atlanta, Georgia
April 27, 2000